As filed with the Securities and Exchange Commission on August 6, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3327894 (I.R.S. Employer Identification No.)

12808 Gran Bay Parkway West Jacksonville, Florida (Address of Principal Executive Offices)	32258 (Zip Code)

WEB.COM GROUP, INC. 2010 INDUCEMENT AWARD PLAN
(Full title of the plan)

David L. Brown
Chief Executive Officer
Web.com Group, Inc.
12808 Gran Bay Parkway West
Jacksonville, Florida 32258
(Name and address of agent for service)

(904) 680-6600
(Telephone number, including area code, of agent for service)

Copies to:
James F. Fulton, Jr., Esq.
Cooley LLP
Five Palo Alto Square
3000 El Camino Road
Palo Alto, California 94306
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of securities	Amount to be	offering price per	Proposed maximum aggregate offering	Amount of
to be registered	Registered (1)	share (2)	price (2)	registration fee (2)
Common Stock, par value $0.001 per share	465,900	$3.35	$1,560,765	$112

(1)
This Registration Statement covers up to 465,900 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable under the Web.com Group, Inc. 2010 Inducement Award Plan (the “Inducement Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be offered or issued to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The fee is based on the average of the high ($3.38) and low ($3.31) sales prices of the Registrant’s Common Stock on August 3, 2010, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering 465,900  shares of common stock, par value $0.001 per share (“Common Stock”), of Web.com Group, Inc., a Delaware corporation (the “Registrant”), that may be offered or issued under the Web.com Group, Inc. 2010 Inducement Award Plan (the “Inducement Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Plan Information. *

Upon written or oral request, the Registrant will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Registrant will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Requests for the above-referenced information should be directed to Web.com Group, Inc., 12808 Gran Bay Parkway West, Jacksonville, Florida 32258, Attention: Secretary, telephone number (904) 680-6600.

*
Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (“Commission”) and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8. Such information will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission (File No. 000-51595) are incorporated into this Registration Statement on Form S-8 by reference and made a part hereof:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 5, 2010;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 6, 2010;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 4, 2010;

4.
The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the Commission on February 9, 2010, March 16, 2010, May 5, 2010, May 7, 2010, May 11, 2010, June 18, 2010 and August 5, 2010; and

5.
The description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A filed with the Commission on October 31, 2005, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such reports and documents.

            Any statement contained in a report or document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the Registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law (“DGCL”).

As permitted by Section 145 of the DGCL, the Registrant’s Amended and Restated Bylaws provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL, (ii) the Registrant may, in its discretion, indemnify its other employees and agents as set forth in the DGCL, (iii) the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and (v) the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify these persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ insurance and registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the Registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses the Registrant for those losses for which the Registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering.

The foregoing summaries are subject to the complete text of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation, the Registrant’s Amended and Restated Bylaws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-124349), filed with the Commission on April 27, 2005, as amended)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 10, 2009)

4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 30, 2008)

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	Web.com Group, Inc. 2010 Inducement Award Plan

99.2	Form of Option Grant Notice under Web.com Group, Inc. 2010 Inducement Award Plan

99.3	Form of Restricted Stock Grant Notice under Web.com Group, Inc. 2010 Inducement Award Plan

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however , that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on August 6, 2010.

WEB.COM GROUP, INC.

By:	/s/ Matthew P. McClure
Name:	Matthew P. McClure
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Brown, Kevin M. Carney and Matthew P. McClure, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David L. Brown	Chief Executive Officer, President and Chairman	August 6, 2010
David L. Brown	of the Board (Principal Executive Officer)

/s/ Kevin M. Carney	Chief Financial Officer	August 6, 2010
Kevin M. Carney	(Principal Financial and Accounting Officer)

/s/ Hugh M. Durden	Director	August 6, 2010
Hugh M. Durden

/s/ Alex Kazerani	Director	August 6, 2010
Alex Kazerani

/s/ Timothy I. Maudlin	Director	August 6, 2010
Timothy I. Maudlin

/s/ Robert S. McCoy, Jr.	Director	August 6, 2010
Robert S. McCoy, Jr.

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-124349), filed with the Commission on April 27, 2005, as amended)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 10, 2009)

4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 30, 2008)

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement)

24	Power of Attorney (included on signature page of this Registration Statement)

99.1	Web.com Group, Inc. 2010 Inducement Award Plan

99.2	Form of Option Grant Notice under Web.com Group, Inc. 2010 Inducement Award Plan

99.3	Form of Restricted Stock Grant Notice under Web.com Group, Inc. 2010 Inducement Award Plan